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                                                                  Exhibit 4.8(b)

                              PLANVISTA CORPORATION
                       4010 Boy Scout Boulevard. Ste. 607
                               Tampa Florida 33607

                                 (813) 353-2300

                                  July 22, 2002


The Lenders party from time to time
  to the Credit Agreement referred to
  below, in their capacities as such, and to the Investors under the Issuance Agreement referred to below:

Ladies and Gentlemen:

     Reference is made to that certain amended and restated letter agreement dated June 28, 2002 (the "Amended and Restated Letter Agreement"), which amended the letter agreement dated April 12, 2002 (the "Letter Agreement") among PlanVista Corporation and the financial institutions party to that certain Third Amended and Restated Credit Agreement dated April 12, 2002 (the "Credit Agreement") from time to time as Lenders (the "Lenders") and Wachovia Bank, National Association, as Administrative Agent, and to Wachovia Bank, National Association, as agent for the financial institutions listed as Investors under that certain Series C Convertible Preferred Stock Issuance and Restructuring Agreement dated April 12, 2002 (the "Issuance Agreement"). Capitalized terms used herein without definition have the meanings assigned to them by the Credit Agreement.

     This letter hereby amends the Amended and Restated Letter Agreement by deleting all references to "120 days" in paragraph 3 of the Amended and Restated Letter Agreement and replacing those references with "150 days."

     Please indicate your agreement with the foregoing by executing a counterpart of this letter agreement and returning it to the Company.

                                       PLANVISTA CORPORATION


                                       By:  /s/ Donald W. Schmeling
                                          ------------------------------------
                                          Name:   Donald W. Schmeling
                                          Title:  Chief Financial Officer

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The foregoing terms are accepted:


                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                         as a Series C Stockholder and as Administrative Agent


                         By:    /s/ Matthew Berk
                            --------------------------------------------------
                            Name:  Matthew Berk
                            Title: Authorized Officer


                         CREDIT LYONNAIS, NEW YORK BRANCH

                         By:    /s/ John-Charles van Essche
                            --------------------------------------------------
                            Name:  John-Charles van Essche
                            Title: Vice President


                         SUNTRUST BANK

                         By:    /s/ Samuel M. Ballesteros
                            ------------------------------------------------
                            Name:  Samuel M. Ballesteros
                            Title: Director


                         FLEET NATIONAL BANK

                         By:    /s/ Fred P. Lucy, II
                           -------------------------------------------------
                            Name:  Fred P. Lucy, II
                            Title: Vice President


                         SOUTHTRUST BANK

                         By:    /s/ B.E. Dishman
                           -------------------------------------------------
                            Name:  B.E. Dishman
                            Title: Vice President

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                         COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEBANK BA
                         "RABOBANK NEDERLAND", NEW YORK BRANCH

                         By:    /s/ John McMahon
                            --------------------------------------------------
                            Name:  John McMahon
                            Title: Vice President

                         BANK OF AMERICA, N.A.

                         By:    /s/ Joseph M. Martens
                            --------------------------------------------------
                            Name:  Joseph M. Martens
                            Title: Senior Vice President

                         AMSOUTH BANK

                         By:    /s/ William R. Hoog
                            --------------------------------------------------
                            Name:  William R. Hoog
                            Title: Vice President

                         HIBERNIA NATIONAL BANK

                         By:    /s/ Tammy Angelety
                            --------------------------------------------------
                            Name:  Tammy Angelety
                            Title: Vice President

                         FIFTH THIRD BANK, CENTRAL OHIO

                         By:    /s/ Mark Ransom
                            --------------------------------------------------
                            Name:  Mark Ransom
                            Title: Vice President